UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2024

TALOS ENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 Clay Street, Suite 3300

Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 328-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TALO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On the date of this Current Report on Form 8-K, Talos Energy Inc. (the “Company”) commenced an underwritten offering of $300.0 million of shares of its common stock, par value $0.01 per share (the “Common Stock”) made pursuant to the Company’s shelf Registration Statement on Form S-3, including a base prospectus, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on June 14, 2022 (such offering, the “Offering”). The Company will file a preliminary prospectus supplement in connection with the Offering, which will contain certain additional disclosures to potential investors, certain relevant excerpts of which are set forth herein.

Item 2.02.	Results of Operations and Financial Condition.

Preliminary Operating and Financial Results

As of the date hereof, the Company has not finalized its financial and operational results for the three months or year ended December 31, 2023. However, based on preliminary information, the Company estimates that, for the three months and year ended December 31, 2023, its production ranged from approximately 67 to 68 MBoe/d, and from approximately 66 to 67 MBoe/d, respectively. Similarly, the Company estimates that its revenues for the three months and year ended December 31, 2023 ranged from approximately $380 million to $395 million, and from approximately $1,450 million to $1,465 million, respectively, with direct operating expenses (consisting of lease operating expenses and production taxes) for such periods ranging from approximately $105 million to $120 million, and from approximately $390 million to $410 million, respectively.

Additionally, as of December 31, 2023, the Company estimates that it had $33.6 million of cash and cash equivalents and $1,025.7 million of total indebtedness, approximately $200.0 million of indebtedness and $10.8 million in letters of credit outstanding under our Bank Credit Facility, resulting in remaining availability thereunder of approximately $754.2 million and total liquidity of $787.9 million.

Although the Company’s independent petroleum engineers have yet to prepare, audit or review the Company’s proved reserve estimates as of December 31, 2023, the Company currently expects based on management estimates that, when compared to its 140.6 MMBoe of proved reserves as of December 31, 2022, its proved reserve estimates as of December 31, 2023 will include, among others, the following adjustments: (i) acquisitions of 55.9 MMBoe (including 34.4 MMBoe of proved developed producing (“PDP”) reserves), primarily attributable to the EnVen Acquisition, (ii) additions of between 6.2 MMBoe and 9.3 MMBoe (including 0.2 MMBoe of PDP reserves), primarily attributable to identification of two proved undeveloped locations and the successful drilling of the Sunspear exploration well during 2023, and (iii) downward revisions of between 26.6 MMBoe and 28.6 MMBoe (including between 10.0 MMBoe and 10.7 MMBoe of PDP reserves), approximately 15.2 MMBoe to 16.3 MMBoe of which would be attributable to decreases in commodity pricing based on SEC parameters.

These preliminary estimates are derived from the Company’s internal records and are based on the most current information available to management. These estimates are preliminary and inherently uncertain. The Company’s normal reporting processes with respect to the foregoing preliminary estimates have not been fully completed. Neither the Company’s independent auditors nor its independent petroleum engineers have completed an audit or review of such preliminary estimates. During the course of the Company’s and their review on these preliminary estimates, the Company could identify items that would require it to make adjustments and which could affect its final results. Any such adjustments could be material. These preliminary estimates should not be viewed as indicative of the Company’s financial condition or results as of or for any future period. Actual results could differ from the estimates, trends and expectations discussed herein, and such differences could be material.

September 30 Reserve Update

The following table presents estimated proved oil, natural gas and NGLs reserves and the reserves associated with the Company and the reserves associated with EnVen Acquisition, as of December 31, 2022 adjusted to utilize SEC Pricing as of September 30, 2023. The Talos and EnVen reserve estimates have been calculated using the internal systems of the Company’s management and have not been prepared or audited by an independent, third-party reserve engineer, but otherwise contain the same parameters, except for price.

	Talos Energy Inc. (1)	EnVen Acquisition (1)
	Estimated As of September 30, 2023 (2)
Proved Developed Producing:
Oil (MBbls)	62,056	18,839
Natural gas (MMcf)	99,593	14,662
NGLs (MBbls)	6,137	794
Total (MBoe)	84,792	22,077
PV-10 (thousands) (3)	$2,943,892	$672,570
Proved Developed Non-Producing:
Oil (MBbls)	16,774	14,949
Natural gas (MMcf)	55,219	10,505
NGLs (MBbls)	3,008	225
Total (MBoe)	28,985	16,925
PV-10 (thousands) (3)	$386,136	$521,160
Proved Undeveloped:
Oil (MBbls)	10,158	7,473
Natural gas (MMcf)	46,656	10,622
NGLs (MBbls)	2,693	78
Total (MBoe)	20,627	9,321
PV-10 (thousands) (3)	$336,640	$253,438
Total Proved:
Oil (MBbls)	88,988	41,261
Natural gas (MMcf)	201,468	35,789
NGLs (MBbls)	11,838	1,097
Total (MBoe)	134,404	48,323
PV-10 (thousands) (3)	$3,666,668	$1,447,168

(1)	Reflects proved reserves as of December 31, 2022, as adjusted to utilize SEC pricing as of September 30, 2023.
(2)

Based on SEC Pricing. SEC Pricing adjusted by lease for market differentials for Talos as of September 30, 2023 was $80.40 per Bbl of oil, $3.80 per Mcf of natural gas and $20.42 per Bbl of NGLs. SEC Pricing adjusted by lease for market differentials for EnVen as of September 30, 2023 was $76.82 per Bbl of oil, $4.52 per Mcf of natural gas and $40.47 per Bbl of NGLs.

(3)

PV-10 is a non-GAAP financial measure and differs from the standardized measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. PV-10 is a computation of the standardized measure of discounted future net cash flows on a pre-tax basis. PV-10 is equal to the standardized measure of discounted future net cash flows at the applicable date, before deducting future income taxes, discounted at 10%. The Company believes that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to its estimated net proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of the Company’s oil and natural gas properties. Further, investors may utilize the measure as a basis for comparison of the relative size and value of the Company’s reserves to other companies without regard to the specific tax characteristics of such entities. The Company uses this measure when assessing the potential return on investment related to its oil and natural gas properties. PV-10, however, is not a substitute for the standardized measure of discounted future net cash flows. The Company’s PV-10 measure and the standardized measure of discounted future net cash flows do not purport to represent the fair value of the Company’s oil and natural gas reserves.

The information above is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 17, 2024, the Company issued a press release announcing the commencement of the Offering. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 8.01.	Other Events.

In connection with the Offering, the Company intends to provide certain additional disclosures to investors related to the Company’s previously announced acquisition of QuarterNorth Energy Inc. (“QuarterNorth,” and such acquisition, the “QuarterNorth Acquisition”). Specifically, as a result of the QuarterNorth Acquisition, the Company expects to acquire approximately 252,000 net leasehold acres, increasing its total net leasehold acreage position to approximately 1,015,000. QuarterNorth’s producing assets include approximately 365,000 gross acres and are approximately 95% operated. Additionally, the Company expects to realize annual run-rate synergies of approximately $50 million, consisting of both operational and general and administrative cost reductions as a result of the QuarterNorth Acquisition. Pro forma for the QuarterNorth Acquisition, the Company estimates that it would have generated average net daily production for the quarter ended December 31, 2023, ranging from approximately 97.0 MBoe/d to 99.0 MBoe/d.

This Item 8.01 incorporates by reference the information contained in Item 2.02 of this Current Report on Form 8-K. In addition, this Item 8.01 incorporates by reference, the following:

•

the Unaudited Pro Forma Condensed Combined Balance Sheet of the Company as of September 30, 2023 and the Unaudited Pro Forma Condensed Combined Statements of Operations of the Company for the Nine Months ended September 30, 2023 and the Year Ended December 31, 2022, and the notes related thereto, collectively filed as Exhibit 99.2 herewith;

•

the Audited Consolidated Balance Sheet of QuarterNorth as of December 31, 2022, and the Audited Consolidated Statements of Operations, Changes in Stockholders’ Equity and Cash Flows of QuarterNorth for the Year Ended December 31, 2022, and the notes related thereto, collectively filed as Exhibit 99.3 herewith;

•

the Audited Consolidated Balance Sheet of QuarterNorth as of December 31, 2021, and the Audited Consolidated Statements of Operations, Changes in Stockholders’ Equity and Cash Flows of QuarterNorth for the period from August 27, 2021 to December 31, 2021, and the notes related thereto, collectively filed as Exhibit 99.4 herewith;

•

the Audited Statement of Revenues and Direct Operating Expenses of the oil and natural gas properties acquired by QuarterNorth Energy Inc. and Mako Buyer 2 LLC on August 27, 2021 from Fieldwood Energy Inc. and its debtor affiliates for the period from January 1, 2021 through August 26, 2021, and the notes related thereto, collectively filed as Exhibit 99.5 herewith;

•

the Unaudited Condensed Consolidated Balance Sheets of QuarterNorth as of September 30, 2023 and December 31, 2022, and the Unaudited Condensed Consolidated Statements of Operations, Changes in Stockholders’ Equity and Cash Flows of QuarterNorth for the Nine Months Ended September 30, 2023 and 2022, and the notes related thereto, collectively filed as Exhibit 99.6 herewith;

•

the reserve report regarding estimated quantities of proved reserves of QuarterNorth as of December 31, 2022, using SEC guidelines, prepared by Netherland, Sewell and Associates, Inc., filed as Exhibit 99.7 herewith;

•

the reserve report regarding estimated quantities of proved reserves of QuarterNorth as of September 30, 2023, using SEC guidelines, prepared by Netherland, Sewell and Associates, Inc., filed as Exhibit 99.8 herewith;

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description

23.1	Consent of Ernst & Young LLP (QuarterNorth 2022).

23.2	Consent of Ernst & Young LLP (QuarterNorth 2021)

23.3	Consent of Ernst & Young LLP (QuarterNorth Assets).

23.4	Consent of Netherland, Sewell and Associates, Inc. (QuarterNorth Reserves).

99.1	Press Release, dated January 17, 2024.

99.2	Unaudited Pro Forma Combined Balance Sheet of Talos Energy Inc. as of September 30, 2023 and Unaudited Pro Forma Combined Statements of Operations of Talos Energy Inc. for the Nine Months ended September 30, 2023 and the Year Ended December 31, 2022, and the notes related thereto.

99.3	Audited Consolidated Balance Sheet of QuarterNorth Energy Inc. as of December 31, 2022, and Audited Consolidated Statements of Operations, Changes in Stockholders’ Equity and Cash Flows of QuarterNorth Energy Inc. for the Year Ended December 31, 2022, and the notes related thereto.

99.4	Audited Consolidated Balance Sheet of QuarterNorth Energy Inc. as of December 31, 2021, and the Audited Consolidated Statements of Operations, Changes in Stockholders’ Equity and Cash Flows of QuarterNorth Energy Inc. for the period from August 27, 2021 to December 31, 2021, and the notes related thereto.

99.5	Audited Statement of Revenues and Direct Operating Expenses of the oil and natural gas properties acquired by QuarterNorth Energy Inc. and Mako Buyer 2 LLC on August 27, 2021 from Fieldwood Energy Inc. and its debtor affiliates for the period from January 1, 2021 through August 26, 2021, and the notes related thereto.

99.6	Unaudited Condensed Consolidated Balance Sheets of QuarterNorth Energy Inc. as of September 30, 2023 and December 31, 2022, and the Unaudited Condensed Consolidated Statements of Operations, Changes in Stockholders’ Equity and Cash Flows of QuarterNorth Energy Inc. for the Nine Months Ended September 30, 2023 and 2022, and the notes related thereto.

99.7	Report of Netherland, Sewell and Associates, Inc. (QuarterNorth Reserves – December 31, 2022).

99.8	Report of Netherland, Sewell and Associates, Inc. (QuarterNorth Reserves – September 30, 2023).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2024

TALOS ENERGY INC.

By:	/s/ William S. Moss III
Name:	William S. Moss III
Executive Vice President, General Counsel and Secretary